Exhibit 99.1

Concentrix Closes Acquisition of PK
FREMONT, Calif., – December 27, 2021 – Concentrix Corporation (Nasdaq: CNXC), a leading global provider of customer experience (CX) services and technologies, today announced that it has closed its recently announced acquisition of PK, and the integration process is underway.
This transaction marks Concentrix’ first acquisition since becoming a publicly traded company. PK is a leading global CX digital design and engineering firm with over 5,000 staff across 20 cities in four countries. PK has been recognized and awarded worldwide for designing and engineering digital experiences at scale.
The acquisition supports Concentrix’ strategy of investing in digital transformation to deliver exceptional customer experiences and will further the company’s ability to scale digital capabilities faster while building excellence in key high growth areas of CX Design & Development, AI, Intelligent Automation and Customer Loyalty.
Speaking about the PK acquisition, Concentrix CEO and President Chris Caldwell said, “The incredible talent of our collective teams was a driving factor in this transaction, giving both businesses an opportunity to leverage new capabilities, attract top talent, and most importantly, continue to grow above market.”
As a result of this strategic transaction, the combination of these two leading providers uniquely brings together the best of digital CX solutions and services on a global scale.
About Concentrix
Concentrix Corporation (Nasdaq: CNXC), is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and over 115 global disruptor clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Visit www.concentrix.com to learn more.
Safe Harbor
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the expected benefits of the acquisition of PK, including the ability to leverage new capabilities, attract top talent and grow above market, the expected growth of the CX Design & Development, AI, Intelligent Automation and Customer Loyalty markets, and the Company’s ability to scale its CX digital capabilities, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks relating to the transaction, including that the Company will not realize the benefits expected from the transaction; the ability to retain key employees and successfully integrate the PK business; diversion of management’s attention; risks related to general economic conditions, including uncertainty related to the COVID-19 pandemic and its impact on the global economy; the level of outsourced business services; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; consolidation of the Company’s competitors; competitive conditions in the Company’s industry; currency exchange rate fluctuations; variability in demand by the Company’s or PK’s clients or the early termination of the

Company’s or PK’s client contracts; competition in the CX solutions industry; political and economic stability in the countries in which the Company operates; the outbreak of communicable disease or other public health crises; cyberattacks on the Company’s networks and information technology systems; the inability to protect personal and proprietary information; increases in the cost of labor; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; investigative or legal actions; the loss of key personnel; natural disasters, adverse weather conditions, terrorist attacks, work stoppages or other business disruptions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.
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All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.
Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306